Exhibit 2(a)

                     Plan and Agreement of Reorganization,
                           dated September 30, 1996,
                          between AirNet Systems, Inc.
                            and Float Control, Inc.

                            ________________________


                      PLAN AND AGREEMENT OF REORGANIZATION

     THIS PLAN AND AGREEMENT OF REORGANIZATION (the "Plan"), entered into as of September 30, 1996, by and between AirNet Systems, Inc., an Ohio corporation ("AirNet"), and Float Control, Inc., a Michigan corporation ("Float Control).

     In consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, AirNet and Float Control, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                      AGREEMENTS WITH RESPECT TO THE MERGER

     1.1 MERGER. (a) Subject to the terms and conditions of this Plan and subject to and in accordance with the Plan and Agreement of Merger among Float Control, AirNet and AirNet Merger Corporation ("Merger Corp."), a subsidiary of AirNet to be formed in connection with the transactions contemplated hereby, a copy of the form of which Plan and Agreement of Merger is attached hereto as Exhibit A (the "Merger Agreement"), at the Effective Time (as defined in Section
2.2 hereof), Merger Corp. shall be merged with and into Float Control in accordance with applicable Michigan and Ohio laws and Float Control shall be the surviving corporation (the "Surviving Corporation"). Each common share, without par value, of Merger Corp. which is issued and outstanding immediately prior to the Effective Time shall, by operation of law, become an issued and outstanding common share, $1.00 par value per share, of the Surviving Corporation.

     (b) The Merger Agreement provides for the terms and conditions of the Merger, the mode of carrying the same into effect, and the manner of converting the outstanding common shares, $1.00 par value per share (the "Float Control Shares"), of Float Control into common shares, $0.01 par value per share (the "AirNet Common Shares"), of AirNet. As more specifically provided by the Merger Agreement, each of the Float Control Shares which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive 76.7677 AirNet Common Shares, for an aggregate of 230,299 AirNet Common Shares to be issued in the Merger. No fractional AirNet Common Shares shall be issued in the Merger to holders of Float Control Shares. Each holder of Float Control Shares who would otherwise have been entitled to a fraction of an AirNet Common Share shall receive, in lieu thereof, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would be entitled by $12.375. The number of AirNet Common

Shares to be issued pursuant to the Merger has been determined by dividing $2.85 million by the closing price for the AirNet Common Shares, as reported on The Nasdaq Stock Market on the day before the intention of AirNet to acquire Float Control was publicly announced.

     1.2 FUTURE ACTION. Each of AirNet, Merger Corp. and Float Control shall take all such actions and execute all such documents, agreements and instruments which may be necessary or appropriate to satisfy all legal requirements of the States of Ohio and Michigan, so that the Merger Agreement and the Merger will become effective on the terms and conditions set forth in this Plan and in the Merger Agreement.


                                   ARTICLE II

                                     CLOSING

     2.1 CLOSING DATE AND PLACE. The closing of the transactions contemplated by this Plan and the Merger Agreement (the "Closing") shall take place at the offices of Vorys, Sater, Seymour and Pease, 52 East Gay Street, Columbus, Ohio 43215, on October 18, 1996, commencing at 10:00 a.m., local time, or at such other place and time and on such other date as AirNet and Float Control may agree.

     2.2 EFFECTIVE TIME. The Merger shall become effective on the date and at the time of filing of a Certificate of Merger with the Ohio Secretary of State in accordance with Section 1701.81 of the Ohio Revised Code (or such later date and time as may be specified in the Certificate of Merger so filed). The filing of such Certificate of Merger with the Ohio Secretary of State shall be preceded by the filing of a Certificate of Merger with the Michigan Department of Commerce in the form required by Section 450.1707 of the Michigan Business Corporation Act. The term "Effective Time" shall mean the date and time when the Merger becomes effective.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF FLOAT CONTROL

     3.1 In order to induce AirNet to enter into this Plan and to perform its obligations hereunder, Float Control hereby warrants and represents to AirNet that:

     (a) CORPORATE STATUS. Float Control is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification. SCHEDULE 3.1(A)(1) lists each jurisdiction in which Float Control is qualified as a foreign corporation. Float Control has the full corporate power and authority to own its property, to carry on its business as presently conducted and, subject to approval of this Plan and the Merger Agreement by the shareholders of Float Control, to enter into and perform the transactions contemplated in this Plan and the Merger Agreement. SCHEDULE 3.1(A)(2) sets forth true and complete copies of the Restated Articles of Incorporation and Amended and Restated Bylaws of Float Control, in each case as amended to date. The minute books of Float Control contain complete and accurate records of all meetings and other corporate actions of Float Control's shareholders, Board of Directors and committees of directors.

     (b) CAPITALIZATION. The authorized capital stock of Float Control consists solely of 50,000 common shares, $1.00 par value per share, of which 3,000 common shares are issued and outstanding (the "Float Control Shares"). The record and beneficial owners of the Float Control Shares and the number of Float Control Shares held by each such owner are as follows:

            Gerald G. Mercer        1,500 Float Control Shares
            Donald W. Wright          891 Float Control Shares
            Glenn M. Miller           186 Float Control Shares
            Charles A. Renusch        129 Float Control Shares
            Eric P. Roy                78 Float Control Shares
            Jeffrey Wright             60 Float Control Shares
            Guy S. King                45 Float Control Shares
            Lincoln L. Rutter          45 Float Control Shares
            Kendall W. Wright          45 Float Control Shares
            William R. Sumser          21 Float Control Shares

To the best knowledge of Float Control, Gerald G. Mercer, Glenn M. Miller, Charles A. Renusch, Eric P. Roy, Guy S. King, Lincoln L. Rutter, Kendall W. Wright and William R. Sumser are residents of the State of Ohio; and Donald W. Wright and Jeffrey Wright are residents of either the State of Florida or the State of Ohio.

     All of the Float Control Shares are validly issued, fully paid and non-assessable and have been sold in compliance with all applicable federal and state securities laws, and none of the Float Control Shares have been issued in violation of the preemptive rights of any person. Float Control has no commitment or obligation to issue, deliver or sell, under any warrant, subscription, option, stock purchase plan, stock incentive plan, conversion right or otherwise, or to purchase, redeem or otherwise acquire, any of its
capital   stock.   Other   than  the   Shareholders'   Agreement,   made  as  of

______________, 1992, among the Shareholders and Float Control (the "1992 Shareholders' Agreement"), to the best of Float Control's knowledge, no Float Control Shareholder is a party to any option agreement, voting trust agreement, proxy arrangement, shareholders' agreement or other agreement, commitment or understanding of any character relating to any issued or unissued shares of the capital stock of Float Control. There are no outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights with respect to Float Control.

     (c) CORPORATE AUTHORITY. All proceedings by the Board of Directors of Float Control necessary to authorize the execution, delivery and performance of this Plan and the Merger Agreement by Float Control and the consummation of the transactions contemplated hereby and thereby have been duly and validly taken. Except for the approval of this Plan and the Merger Agreement by the shareholders of Float Control, no other corporate proceedings on the part of Float Control are necessary to consummate the transactions so contemplated. This Plan has been validly executed by a duly authorized officer of Float Control and constitutes a valid and binding agreement of Float Control enforceable against it in accordance with its terms. Upon delivery of the Merger Agreement by Float Control to AirNet, the Merger Agreement will have been validly executed by duly authorized officers of Float Control and will constitute a valid and binding agreement of Float Control enforceable against it in accordance with its terms.

     (d) TAXES. Within the times and in the manner prescribed by law, Float Control has filed all tax returns and reports required by applicable federal, state and local laws to be filed by it. All such returns and reports are true, complete and correct in all material respects. True copies of all such returns and reports have been made available to AirNet. All taxes, interest, penalties and assessments shown by such reports and returns to be due or claimed to be due have been paid. No taxing authority has proposed any additional taxes, licenses, assessments, fees, interest or penalties in respect of Float Control. Float Control has not been audited by any taxing authority. There is no issue relating to any such tax and information returns and reports that, if determined adversely to Float Control, could result in the assertion of any deficiency for any tax, fee, interest or penalty in connection therewith, and Float Control knows of no facts or circumstances which could give rise to any such issue. Float Control is not a party to any tax sharing, tax indemnity or tax allocation agreement. Float Control has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. For purposes of this Subsection 3.1(d), the terms "taxes" shall refer to all federal, state, local and foreign taxes, assessments, penalties, deficiencies, fees and other governmental charges and impositions (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, property franchise, ad valorem and any other tax or similar governmental charge of imposition).

     (e) PROPERTY AND TITLE. Float Control has no material property other than the 19% interest which Float Control holds as a general partner of The Check Exchange System Co., an Ohio general partnership ("Check Exchange"), the 19% interest which Float Control holds in National Returns Clearinghouse, Ltd. ("Returns"), the interest of Float Control in the contracts identified on
SCHEDULE 3.1(M), the intellectual property identified on SCHEDULE 3.1(O) and a bank account with The Huntington National Bank, Columbus, Ohio. Float Control is in rightful possession of, and has good title to, all of its property and assets, free and clear of all security interests, liens, pledges, options, hypothecations, charges or interests of any persons whatsoever. All of the property of Float Control is adequate to continue to conduct Float Control's business as it is presently being conducted. Float Control does not own, and since its incorporation has not owned, any personal property or any real property or conducted any business other than in its capacity as a general partner of Check Exchange and as a result of its interest in Returns. The shareholders of Float Control hold no ownership interest in any of the assets used by Float Control in its business.

     (f) LEGAL PROCEEDINGS. There are no actions, suits, proceedings, claims or investigations threatened or pending in any court, before any governmental agency or instrumentality or in any arbitration proceeding (i) against, by or affecting Float Control or its business, prospects, condition (financial or otherwise) or any of its assets; or (ii) against, by or affecting Float Control which would prevent the consummation of this Plan or of any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof. Float Control is not a party to any judgment, order, writ, injunction or decree of any court or governmental entity.

     (g) NO CONFLICT. Neither the execution and delivery of this Plan and the Merger Agreement by Float Control nor the consummation of the transactions contemplated by this Plan or the Merger Agreement will (i) violate any provision of or result in the breach of or default (or with notice or lapse of time would result in a default) under: (a) any provision of any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any governmental authority or instrumentality applicable to Float Control or any of its properties; (b) the Restated Articles of Incorporation or the Amended and Restated Bylaws of Float Control; (c) any agreement, instrument, arrangement or understanding to which Float Control is a party or by which it may be bound; or
(d) any order, judgment, writ, injunction or decree of any court, arbitration panel, or any governmental agency or instrumentality applicable to Float Control; (ii) result in the creation or acceleration of any security interest, claim, lien, charge or encumbrance of any kind whatsoever upon any of the assets of Float Control; or (iii) in any way affect or violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any license, approval, certificate, permit or authorization held by Float Control.

     (h) SUBSIDIARIES. Other than the 19% interest which Float Control holds as a general partner of Check Exchange and the 19% interest which Float Control holds in Returns, Float Control does not own, directly or indirectly, any shares of any corporation or any interest or investment in any partnership, business trust or other unincorporated entity.

     (i) BROKERS, FINDERS, AND OTHERS. There are no fees or commissions of any sort whatsoever claimed by, or payable by Float Control to, any broker, finder, intermediary or any other.

     (j) EMPLOYEES. Float Control has no employees.

     (k) INSURANCE. Float Control maintains no policies of insurance.

     (l) CONSENTS. No consent, approval, authorization of or filing with any governmental authority or any third party (other than the shareholders of Float Control) is required on the part of Float Control in connection with the execution or delivery of this Plan or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, which has not been obtained.

     (m) CONTRACTS.

     (i) SCHEDULE 3.1(M) sets forth a list, identifying by dates and parties, of all material contracts, agreements, obligations and commitments (the "Contracts") to which Float Control is a party or by which it is bound. True copies of all of the Contracts have been made available to AirNet. Float Control has substantially performed all obligations required to be performed by it to date under all of the Contracts and is not in default under any of the Contracts, and neither Float Control nor, to the best of Float Control's knowledge, any other party is in default under any of the Contracts.

     (ii) RESTRICTIONS ON CONDUCT OF BUSINESS. Float Control is not restricted by commitment (including, without limitation, any non-competition agreement or covenant) from carrying on its business as carried on at the date hereof.

     (n) TITLE TO THE SHARES. The Float Control Shareholders are the record owners of, and, to the best of Float Control's knowledge, have good and marketable title to, the Float Control Shares, free and clear of any and all covenants, conditions, restrictions, security agreements, equities, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights ("Encumbrances") other than the restrictions set forth in the 1992 Shareholders' Agreement. Upon consummation of the Merger, AirNet will acquire good and marketable title to the all of the issued and outstanding shares of capital stock of Float Control, of any class, free and clear of any and all Encumbrances.

     (o) INTELLECTUAL PROPERTY. SCHEDULE 3.1(O) sets forth a list of any and all interests in any United States or foreign patent, patent application, invention disclosure, trade secret, trademark, trademark registration, trade name, copyright, copyright registration or application for any of the foregoing owned or held by Float Control. To the best of Float Control's knowledge, the conduct of business by Float Control does not conflict with or infringe upon any patents, trademarks, trade secrets, copyrights or trade names of others. Float Control is not aware that the conduct of any third party conflicts with or infringes upon any patents, trademarks, trade secrets, copyrights or trade names of Float Control.

     (p) COMPLIANCE WITH LAW. No licenses, franchises, permits and authorizations are necessary for the lawful conduct of Float Control's business. The business of Float Control is being conducted in all material respects in compliance with all applicable statutes, laws, ordinances, rules and regulations of any federal, state, local or foreign governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it or over any part of its operations, and Float Control has not received any notice within three
(3) years of the date hereof asserting or alleging noncompliance with or violation of any such statutes, laws, ordinances, rules and regulations.

     (q) DISCLOSURE. No representation or warranty by Float Control contained in this Plan, and no statement contained in any certificate or other document (including any Schedule) furnished by Float Control to AirNet pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein and herein not misleading, in the light of the circumstances under which made.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF AIRNET

     4.1 In order to induce Float Control to enter into this Plan and to perform its obligations hereunder, AirNet hereby warrants and represents to Float Control that:

     (a) CORPORATE STATUS. AirNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification. AirNet has the full corporate power and authority to own its property, to carry on its business as presently conducted and to enter into and perform the transactions contemplated in this Plan and the Merger Agreement.

     (b) CORPORATE PROCEEDINGS. All corporate proceedings of AirNet necessary to authorize the execution, delivery and performance of this Plan and the Merger Agreement by AirNet and the consummation of the transactions contemplated hereby and thereby, including the issuance of the AirNet Common Shares to the shareholders of Float Control, have been duly and validly taken. This Plan has been validly executed by a duly authorized officer of AirNet and constitutes a valid and binding agreement of AirNet enforceable against it in accordance with its terms. Upon delivery of the Merger Agreement by AirNet to Float Control, the Merger Agreement will have been validly executed by duly authorized officers of AirNet and Merger Corp. and will constitute a valid and binding agreement of AirNet and of Merger Corp. enforceable against each of them in accordance with its terms.

     (c) LEGAL PROCEEDINGS. There are no actions, suits, proceedings, claims or investigations threatened or pending in any court, before any governmental agency or instrumentality or in any arbitration proceeding against, by or affecting AirNet which would prevent the consummation of this Plan or of any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

     (d) NO CONFLICT. Neither the execution and delivery of this Plan and the Merger Agreement by AirNet nor the consummation of the transactions contemplated by this Plan or the Merger Agreement will (i) violate any provision of or result in the breach of or default (or with notice or lapse of time would result in a default) under: (a) any provision of any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any governmental authority or instrumentality applicable to AirNet or any of its properties; (b) the Amended Articles or the Regulations of AirNet; (c) any agreement, instrument, arrangement or understanding to which AirNet is a party or by which it may be bound; or (d) any order, judgment, writ, injunction or decree of any court, arbitration panel, or any governmental agency or instrumentality applicable to AirNet; (ii) result in the creation or acceleration of any security interest, claim, lien, charge or encumbrance of any kind whatsoever upon any of the assets of AirNet; or (iii) in any way affect or violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any license, approval, certificate, permit or authorization held by AirNet.

     (e) FILING OF REPORTS. Since May 29, 1996, the date on which the common shares, $0.01 par value, of AirNet became registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), AirNet has filed with the Securities and Exchange Commission (the "SEC") all documents and reports
(including all amendments, exhibits and schedules thereto and documents incorporated by reference therein) required to be filed by AirNet under the Exchange Act and the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated by the SEC thereunder ("AirNet Reports"). The AirNet Reports, as of their respective dates (as amended through the date hereof), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in view of the circumstances under which they were made, not misleading.

     (f) AIRNET COMMON SHARES. The AirNet Common Shares, upon their issuance by AirNet to the shareholders of Float Control upon consummation of the Merger, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any encumbrances other than the securities law restrictions described in Section 5.4.

     (g) BROKERS, FINDERS, AND OTHERS. There are no fees or commissions of any sort whatsoever claimed by, or payable by AirNet to, any broker, finder, intermediary or any other.

     (h) CONSENTS. No consent, approval, authorization of or filing with any governmental authority or any third party is required on the part of AirNet in connection with the execution or delivery of this Plan or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, which has not been obtained.

     (i) COMPLIANCE WITH LAW. The business of AirNet is being conducted in all material respects in compliance with all applicable statutes, laws, ordinances, rules and regulations of any federal, state, local or foreign governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it or any part of its operations, and AirNet has not received any notice within three (3) years of the date hereof asserting or alleging noncompliance with or violation of any such statutes, laws, ordinances, rules and regulations.

     (j) DISCLOSURE. No representation or warranty by AirNet contained in this Plan, and no statement contained in any certificate or other document (including any Schedule) furnished by AirNet to Float Control pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein and herein not misleading, in light of the circumstances under which made.


                                    ARTICLE V

                            COVENANTS OF THE PARTIES

     5.1 CONDUCT OF BUSINESS OF FLOAT CONTROL. Float Control covenants with AirNet that throughout the period from the date of this Plan to and including the Closing:

     (a) CONDUCT OF BUSINESS. Float Control's business will be conducted only in the ordinary and usual course and in the same manner as it has previously been conducted.

     (b) CHANGES IN BUSINESS AND CAPITAL STRUCTURE. Except with the prior express written consent of AirNet, Float Control will not: (i) sell, transfer, mortgage, pledge or subject to any lien or otherwise encumber any of its assets;
(ii) become bound by, enter into or perform any contract, commitment or transaction which is other than in the ordinary course of its business or which would cause or result in its being unable to perform its obligations under this Plan or the Merger Agreement; (iii) declare or pay any dividends or make any distributions on its issued and outstanding capital stock; (iv) purchase, redeem, retire or otherwise acquire any of its capital stock; (v) issue or grant any capital stock or any option or right to acquire any of its capital stock;
(vi) amend its Restated Articles of Incorporation or Amended and Restated Bylaws; (vii) merge or consolidate with any other corporation or otherwise reorganize; (viii) incur any material obligation or liability other than current liabilities and obligations incurred in the ordinary course of business; (ix) waive or cancel any right of material value or material debts; (x) take any action that would result in any of its representations or warranties contained in this Plan not being true and correct; or (xi) enter into any agreement to do any of the foregoing.

     (c)  PERFORMANCE  OF  OBLIGATIONS.  Float  Control  will perform all of its
obligations  under  any  and  all  agreements   relating  to  or  affecting  its
properties, rights and business.

     (d) MAINTENANCE OF BUSINESS  ORGANIZATION.  Float Control will maintain and
preserve  its  business   organization   intact  and  maintain  the   respective
relationships of persons having business relationships with it.

     (e) ACCESS TO INFORMATION. Float Control will take all action necessary to afford the officers and designated representatives of AirNet full access during normal business hours to: (i) all of Float Control's properties, books, records, tax returns and reports, financial statements, contracts and commitments, and any work papers relating to any of the foregoing; (ii) all such documents, copies of documents and information concerning its affairs as AirNet may reasonably request; and (iii) Float Control's officers and directors in order that AirNet may have full opportunity to make such investigation as it shall desire to make of the business and affairs of Float Control. No action taken or investigation made by or on behalf of AirNet contemplated by this Subsection 5.1(e) shall affect the representations and warranties of Float Control set forth in this Plan.

     (f) NO SHOPPING. Neither Float Control nor any of the officers, representatives or agents of Float Control shall, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than AirNet and its representatives) concerning any merger, consolidation, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving Float Control (an "Acquisition Transaction"). Float Control will promptly communicate to AirNet the terms of any proposal which Float Control may receive in respect of any Acquisition Transaction, and the nature and terms of any inquiry in respect of any Acquisition Transaction by any third party of which Float Control obtains knowledge.

     5.2 APPROVAL OF FLOAT CONTROL SHAREHOLDERS. Float Control will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders as soon as reasonably practicable for the purpose of securing the approval of shareholders of this Plan and the Merger Agreement.

     5.3 EXECUTION OF MERGER AGREEMENT. Float Control will enter into and use its best efforts to consummate the Merger Agreement. AirNet will cause the organization of Merger Corp. AirNet will enter into, and cause Merger Corp. to enter into and execute, the Merger Agreement.

     5.4 SECURITIES LAW MATTERS.

     (a) AirNet and Float Control will cooperate with each other and use their best efforts to prepare all necessary documentation, to effect all necessary filings and to take all action required to be taken under any applicable securities laws in connection with the issuance of the AirNet Common Shares pursuant to Section 1.1 hereof and the Merger Agreement. AirNet shall also take any action required to be taken in order that the AirNet Common Shares to be issued pursuant to Section 1.1 hereof and the Merger Agreement shall, as of the Effective Time, be listed on The Nasdaq Stock Market.

     (b) Float Control understands that the AirNet Common Shares to be issued to the shareholders of Float Control pursuant to the Merger will be issued without registration under the 1933 Act or the securities laws of any state in reliance upon specific exemptions therefrom. To the best knowledge of Float Control, each shareholder of Float Control is an "accredited investor" as that term is defined in Regulation D promulgated under the 1933 Act. Float Control understands, and shall cause each shareholder of Float Control to be notified that, the AirNet Common Shares to be issued pursuant to the Merger may not be sold or transferred unless they are registered under the 1933 Act and any applicable state or other securities laws, or unless exemptions from registration under such laws are available. Float Control understands that AirNet shall have no obligation to register the AirNet Common Shares under any securities laws or to maintain in effect any registration of such AirNet Common Shares which may be made at any time.

     (c) Float Control hereby acknowledges, and shall notify each shareholder of Float Control, that the share certificates evidencing the AirNet Common Shares to be issued pursuant to the Merger, shall be imprinted with a legend in substantially the following form:

            THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATIONS UNDER APPLICABLE SECURITIES LAWS OR (ii) IF, IN THE
            OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT REGISTRATION.

     Upon the request of any shareholder of Float Control, accompanied by an opinion of counsel selected by such shareholder, which opinion and counsel are reasonably satisfactory to AirNet, to the effect that no transfer by such shareholder will violate the 1933 Act or applicable state or other securities laws, AirNet shall remove the legend from the share certificate(s) evidencing the AirNet Common Shares held by the Float Control shareholder or shall issue to such Float Control shareholder a new certificate for the AirNet Common Shares without the restrictive legend.


                                   ARTICLE VI

                       FURTHER OBLIGATIONS OF THE PARTIES

     6.1 (a) BEST EFFORTS. Each of AirNet and Float Control shall use best efforts to satisfy all of the conditions to the completion of the Merger and to cause the consummation of the transactions described in this Plan, including making all governmental applications, notices and filings and taking all steps to secure promptly all governmental and third party consents, rulings and approvals which are necessary or desirable for the performance by each party of each of its obligations under this Plan and the Merger Agreement.

     (b) CONFIDENTIALITY. AirNet and Float Control agree for themselves, and their representatives, successors and assigns, that any and all nonpublic information that each obtains from the other will be kept strictly confidential and not be disclosed by them or their representatives, agents, successors and assigns to any other person or group, except among their attorneys, accountants and other representatives; except for any disclosure of such information to which the other consents in writing or which in the opinion of counsel for the disclosing party is required to be made under the securities laws or other applicable laws and except for information already in the public domain not as a result of the actions of the disclosing person or the disclosing person's representatives.


                                   ARTICLE VII

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

     7.1 CONDITIONS TO OBLIGATIONS OF AIRNET. The obligations of AirNet under this Plan and the Merger Agreement shall be subject to the satisfaction of each of the following conditions precedent:

     (a) This Plan and the Merger Agreement shall have been validly approved by the affirmative vote of the holders of at least that number of outstanding Float Control Shares required under law and Float Control's Restated Articles of Incorporation and Amended and Restated Bylaws to approve such Agreements.

     (b) The  representations  and  warranties  of Float  Control  set  forth in
Article III of this Plan and the information set forth in each schedule and other document furnished to AirNet pursuant to this Plan shall be true and complete in all respects at the Closing Date as though such representations and warranties and information were also made as of the Closing Date.

     (c) Float Control shall have performed and complied with each and every covenant, obligation and condition required by this Plan and the Merger Agreement to be performed or complied with by it at or prior to the Closing.

     (d) During the period from the date hereof to the Closing Date, there shall not have been any material adverse change in or to the business of Float Control.

     (e) As of the Closing, no suit, action, investigation, inquiry or other proceeding by or before any court or governmental body or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree shall be threatened, instituted or pending which questions the validity or legality of this Plan or the Merger Agreement or the transactions contemplated hereby or thereby.

     (f) As of the Closing, there shall not be any effective injunction, writ, preliminary restraining order or any other order issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any condition on the consummation of any of the transactions contemplated hereby.

     (g) AirNet shall have provided the required notification to The Nasdaq Stock Market of the proposed issuance of the AirNet Common Shares to be issued pursuant to the Merger.

     (h) At the Closing, Float Control shall have delivered to AirNet a certificate of Float Control, dated as of the Closing Date, and certifying that
(i) the representations and warranties of Float Control set forth in this Plan are true and complete in all material respects as of the Closing Date; and (ii) Float Control has performed all of the covenants, obligations and conditions required to be performed by it under the Plan and the Merger Agreement on or before the Closing Date.

     (i) At the Closing, Float Control shall have delivered to AirNet copies of all resolutions adopted by the directors and the shareholders of Float Control adopting and approving this Plan and the Merger Agreement and authorizing the consummation of the transactions described herein and therein, which resolutions shall be accompanied by a certificate of the secretary of Float Control, dated as of the Closing Date, and certifying (i) the date and manner of the adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment, as of the Closing Date.

     (j) At the Closing, Float Control shall have delivered to AirNet the original, complete minute books of Float Control containing at least the Restated Articles of Incorporation, the Amended and Restated Bylaws and all of the minutes and actions of the shareholders, directors and committees of directors and share transfer and registration records of Float Control.

     7.2 CONDITIONS TO OBLIGATIONS  OF FLOAT CONTROL.  The  obligations of Float
Control  under  this  Plan  and  the  Merger   Agreement  shall  be  subject  to
satisfaction of each of the following conditions precedent:

     (a) The representations and warranties of AirNet set forth in Article IV of this Plan and the information set forth in each schedule and other document furnished by AirNet to Float Control shall be true and complete in all respects at the Closing Date as though such representations and warranties and information were also made as of the Closing Date.

     (b) AirNet shall have performed and complied with each and every covenant, obligation and condition required by this Plan and the Merger Agreement to be performed or complied with by it at or prior to the Closing Date.

     (c) During the period from the date hereof to the Closing Date, there shall not have been any material adverse change in or to the business of AirNet.

     (d) As of the Closing, no suit, action, investigation, inquiry or other proceeding by or before any court or governmental body or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree shall be threatened, instituted or pending which questions the validity or legality of this Plan or the Merger Agreement or the transactions contemplated hereby or thereby.

     (e) As of the Closing, there shall not be any effective injunction, writ, preliminary restraining order or any other order issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any condition on the consummation of any of the transactions contemplated hereby.

     (f) At the Closing, AirNet shall have delivered to Float Control, a certificate of the president and chief executive officer or the executive vice president of AirNet, dated as of the Closing Date, and certifying that (i) the representations and warranties of AirNet set forth in this Plan are true and complete in all material respects as of the Closing Date; and (ii) AirNet has performed all of the covenants, obligations and conditions to be performed by it under the Plan and the Merger Agreement on or before the Closing Date.

     (g) At the Closing, AirNet shall have delivered to Float Control copies of all resolutions adopted by the directors of AirNet and the directors and sole shareholder of Merger Corp., respectively, adopting and approving this Plan and/or the Merger Agreement, as the case may be, and authorizing the consummation of the transactions described herein and therein, which resolutions shall be accompanied by a certificate of the secretary of the respective corporations, dated as of the Closing Date, and certifying (i) the date and manner of the adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment, as of the Closing Date.

     7.3 CONDITIONS TO OBLIGATIONS OF ALL PARTIES. The obligations of Float Control and AirNet under this Plan shall be subject to the receipt by the parties of all governmental and third-party approvals, consents and rulings that are necessary in order to consummate the transactions provided for in this Plan and (i) such approvals, consents and rulings shall not be the subject of any unresolved proceeding contesting such approval, consent or ruling maintained by federal or state governmental authority or third party, and (ii) such approvals, consents and rulings shall not contain any term or condition which would have a material adverse effect on the business, operations, assets or financial condition of AirNet or Float Control upon completion of the Merger or otherwise materially impair the value of Float Control to AirNet.

                                  ARTICLE VIII

                 SURVIVABILITY OF REPRESENTATIONS AND WARRANTIES

     8.1 No representations, warranties or agreements in this Plan, or in any document delivered pursuant to the terms hereof or in connection with the transactions contemplated hereby, shall survive the Merger.

                                   ARTICLE IX

                                   TERMINATION

     9.1 TERMINATION. (a) This Plan may be terminated by the mutual consent of the parties hereto.

     (b) If the Closing does not occur on or before December 31, 1996, through no fault of the party seeking to terminate, or if a preliminary or final injunction or temporary restraining order is issued which enjoins the transactions contemplated herein for more than 20 days, either AirNet or Float Control may terminate this Plan without incurring any penalty, liability or obligation.

     (c) In the event that Subsection 9.1(a) or Subsection 9.1(b) hereof is not applicable and a party hereto shall fail or refuse to consummate the transactions contemplated herein (other than by reason of a condition precedent to such party's obligations failing to be satisfied) or shall take any other action contrary to the terms of this Plan, or in the event that a party hereto shall fail or refuse to take any action contemplated in this Plan necessary to consummate the transactions contemplated hereby, the nondefaulting party shall be entitled to pursue any remedy provided by law or in equity, specifically including the remedy of specific performance, or, if such failure constitutes a material breach of this Plan, and is not reasonably cured after notice, may terminate this Plan and sue for damages, costs and expenses.


                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 All notices, requests, demands and other communications required or permitted to be given under this Plan shall be given in writing and shall be deemed to have been given if delivered by hand, by express service or sent by certified mail, postage prepaid, to the following addresses:

     IF TO FLOAT CONTROL, TO:

                  Gerald G. Mercer
                  President
                  Float Control, Inc.
                  3939 International Gateway
                  Columbus, OH  43219

     IF TO AIRNET, TO:

                  Gerald G. Mercer
                  President and Chief Executive Officer
                  AirNet Systems, Inc.
                  3939 International Gateway
                  Columbus, OH  43219

Either party to this Plan may, by notice given in accordance with this Section 10.1, designate a new address for notices, requests, demands and other communications to such party.

     10.2 This Plan may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

     10.3 This Plan (including each Exhibit and Schedule provided pursuant hereto) constitutes the entire agreement between the parties hereto in respect of the subject matter of this Plan (including each Exhibit and Schedule) and supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Plan. This Plan shall not be amended except in a writing signed by Float Control and AirNet.

     10.4 This Plan shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto. This Plan may not be assigned by either party hereto without the prior written consent of the other party hereto.

     10.5 The captions contained in this Plan are included only for convenience of reference and do not define, limit, explain or modify this Plan or its interpretation, construction or meaning and are in no way to be construed as part of this Plan. When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

     10.6 This Plan shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to principles of conflicts or choice of laws.

     10.7 Except as otherwise agreed in writing, each party hereto shall pay all costs and expenses, including legal and accounting fees, and all expenses relating to its performance of, and compliance with, such party's undertakings in this Plan.

     10.8 Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Plan.

     IN WITNESS WHEREOF, this Plan and Agreement of Reorganization has been executed on behalf of Float Control and AirNet to be effective as of the date set forth in the first paragraph above.

FLOAT CONTROL:                            AIRNET:

FLOAT CONTROL, INC.                       AIRNET SYSTEMS, INC.


By: Gerald G. Mercer                      By:   Gerald G. Mercer
    ______________________________              ______________________________
    Gerald G. Mercer, its                       Gerald G. Mercer, its
    President                                   President and Chief
                                                Executive Officer

                                 LIST OF EXHIBITS

EXHIBIT                                                           SECTION OF
LETTER            EXHIBIT DESCRIPTION                             AGREEMENT
-------           -------------------                             ----------

   A              Plan and Agreement of Merger                       1.1




                                 LIST OF SCHEDULES


SCHEDULE NO./SECTION NO.     DESCRIPTION OF SCHEDULE
------------------------     -----------------------

      3.1(a)(1)              Jurisdictions in Which Float Control
                             Is Qualified to Transact Business

      3.1(a)(2)              Restated Articles of Incorporation
                             and Amended and Restated Bylaws of
                             Float Control

      3.1(m)                 Contracts

      3.1(o)                 Intellectual Property